                                                                      EXHIBIT 4C

REGISTERED                                                 PRINCIPAL AMOUNT
No.                                                        $



                            U S WEST CAPITAL FUNDING, INC.
                          7.30% NOTES DUE JANUARY 15, 2007
                     UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF
                              PRINCIPAL AND INTEREST BY
                                    U S WEST, INC.
CUSIP 912912 AF 9

    Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, Cede & Co., has an interest herein.

    U S WEST Capital Funding, Inc., a corporation duly organized and existing under the laws of the State of Colorado (herein called the "Company") for value received hereby promises to pay Cede & Co., or registered assigns, the principal sum of

                   $              (                     Dollars)

on January 15, 2007, by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest semiannually on each January 15 and July 15, commencing July 15, 1997, on said principal sum at the rate per annum specified in the title of this Note, in the same manner, in like coin or currency, from the fifteenth day of January or July, as the case may be, to which interest on this Note has been paid preceding the date hereof (unless the date hereof is a January 15 or July 15 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from January 22, 1997) until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, unless this Note shall be authenticated at a time when there is an existing default in the payment of interest on the Notes, if the date hereof is between January 1 and the immediately following January 15 or is between July 1 and the immediately following July 15, this Note shall bear interest from such January 1 or July 1; provided, however, that if the Company shall default in the payment of interest due on such January 15 or July 15, then this Note shall bear interest from the next preceding date to which interest has been paid or, if no interest has been paid on this Note, from January 22, 1997. The interest so payable on any January 15 or July 15 will, subject to certain exceptions provided in the Indenture referred to herein, be paid to the person in whose name this Note shall be registered at the close of business on the January 1 prior to such January 15 or the July 1 prior to such July 15 unless such January 15 or July 15 shall be a Legal Holiday (as defined in said Indenture), in which event the next preceding day that is not a Legal Holiday. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

    This Note is one of the duly authorized issue of Notes of the Company, designated as set forth herein (the "Notes"), limited to the aggregate principal amount of $1,100,000,000, all issued or to be issued under and pursuant to an Indenture dated as of April 15, 1988, as amended by a First Supplemental Indenture dated as of November 1, 1995, and as further amended, modified or supplemented from time to time (as so amended, modified or supplemented, the "Indenture"), duly executed and delivered by the Company and U S WEST, Inc. (the "Guarantor") to First National Bank of Santa Fe (formerly Banquest/First National Bank of Santa Fe), as Trustee (herein referred to as the "Trustee"), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder of the Notes).

    In case an Event of Default shall occur and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

    The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and waivers without the consent of Holders, the rights of the Holders of each such series. The Holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee, may waive compliance by the Company or the Guarantor with any provision of the Indenture, any supplemental indenture or the Securities of any such series, except a Default in payment of the principal of or interest on any Security. However, without the consent of each Holder affected, an amendment or waiver may not: (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver; (2) change the rate of or change the time for payment of interest on any Security; (3) change the principal of or change the fixed maturity of any Security; (4) waive a Default in the payment of the principal of or interest on any Security; (5) make any Security payable in money other than that stated in the Security; or (6) make any change in the provisions of the
Indenture: (i) with respect to the right of the Holders of a majority in principal amount of any series of Securities, by notice to the Trustee, to waive an existing Default with respect to that series and its consequences; (ii) with respect to the right of any Holder of a Security to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, the right of any Holder of a coupon to receive payment of interest due as provided in such coupon, or the right to bring suit for enforcement of any such payments on or after their respective dates; and (iii) described in this sentence.

    This Note is not redeemable by the Company prior to maturity and is not subject to any sinking fund.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

    No director, officer, employee or stockholder, as such, of the Company or the Guarantor shall have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note and the Guarantee endorsed hereon.

    The laws of the State of New York shall govern the Indenture and this Note.

    Ownership of Notes shall be proved by the register for the Notes kept by the Registrar. The Company, the Guarantor, the Trustee and any agent of the Company may treat the person in whose name a Note is registered as the absolute owner thereof for all purposes.

    Terms used herein without definition that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

    Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture referred to herein by the manual signature of one of its authorized officers, or on behalf of the Trustee by the manual signature of an authorized officer of the Trustee's authenticating agent, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile, and its corporate seal or a facsimile of its corporate seal to be imprinted hereon.

Dated:  January 22, 1997

                                       U S WEST Capital Funding, Inc.



                                       By:______________________________
                                          James T. Anderson
                                          President

    (SEAL)

                                       By:_____________________________
                                          J. Roger Fox
                                          Assistant Treasurer



                            CERTIFICATE OF AUTHENTICATION

    This is one of the Securities of the series designated herein, issued under the Indenture described herein.

FIRST NATIONAL BANK OF SANTA FE

By Citibank, N.A., as Authenticating Agent



By:___________________________
Authorized Officer


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

                             GUARANTEE OF U S WEST, INC.

    FOR VALUE RECEIVED, U S WEST, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor"), hereby unconditionally guarantees to the holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of and interest on said Note, when and as the same shall become due and payable, whether at maturity or otherwise, according to the terms thereof and of the Indenture referred to therein.

    The Guarantor agrees to determine, at least one business day prior to the date upon which a payment of principal of or interest on said Note is due and payable, whether U S WEST Capital Funding, Inc. (the "Company") has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity or otherwise, and as if such payment were made by the Company.

    The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable and absolute, irrespective of the validity, regularity, or enforceability of said Note or said Indenture, the absence of any action to enforce the same, any waiver or consent by the holder of said Note with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand or payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Note or indebtedness evidenced thereby and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Note and in this Guarantee.

    The Guarantor shall be subrogated to all rights of the holder of said Note against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the holders of all of the Notes then outstanding, be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and interest on all Notes of the Company known as "7.30% Notes due January 15, 2007" shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

    Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Company on the Notes to the holders of the Notes, it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a


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

trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment the obligations of the Guarantor hereunder shall remain in full force and effect.


    This Guarantee shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication of such Note shall have been signed by the Trustee or on its behalf by the Trustee's authenticating agent.

    This Guarantee shall be governed by the laws of the State of New York.

         IN WITNESS WHEREOF, U S WEST, Inc. has caused this Guarantee to be signed in its corporate name by the signature of two of its officers thereunto duly authorized and has caused its corporate seal to be affixed hereunto.

                                       U S WEST, Inc.


                                       By:  ______________________________
                                            James T. Anderson
                                            Vice President and Treasurer

    (SEAL)

                                       By:  ______________________________
                                            Stephen E. Brilz
                                            Assistant Secretary


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

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________

         Please insert social security number or other identifying number of assignee:

         ________________________________

         Please print or type name and address (including zip code) of assignee:


         ________________________________
         ________________________________
         ________________________________
         ________________________________


the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Note of U S WEST Capital Funding, Inc. on the books of the Company, with full power of substitution in the premises.


________________________________

Dated: ______________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatsoever.


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